Exhibit 99.1

Omeros Reports OMS103HP Phase 3 Clinical Trial Results

— Second MeniscectomyPhase 3 Clinical Trial Enrollment Targeted for First Half of 2013 —

— Company to Host Conference Call Today at 5:00 p.m. EST —

Seattle, WA – December 27, 2012 – Omeros Corporation (NASDAQ: OMER) today reported results from itsfirst pivotalPhase 3 clinical trial evaluating OMS103HP in patients undergoing arthroscopic partial meniscectomy surgery.In thismulticenter, double-blind, Phase 3 clinical trial comparing OMS103HP to vehicle control in 344 subjects,the pre-specified primary endpoint was the Symptoms Subscale of the Knee Injury and Osteoarthritis Outcome Score (KOOS) – a patient-reported measure that is comprised of questions about knee swelling, clicking, catching and stiffness. In addition, pain measured in the early postoperative period was a pre-specified secondary endpoint. Although the Symptoms Subscale of the KOOS did not reach statistical significance, OMS103HP achieved statistically significant(p=0.0003)reduction of postoperative pain. The pain reduction data were similar in magnitude to those in the Phase 2 clinical trial. OMS103HP also demonstrated improvement across a series of pain-related assessments including postoperative narcotic usage(with more than twice as many OMS103HP-treated subjects taking no postoperative narcotics), incidence of inflammatory adverse events, tourniquet use, and crutch useas well as time to discontinuation of crutches and return to work, a number of which also achieved statistical significance.In this study, as in the earlier clinical trials,OMS103HP was welltolerated.Given the strength and consistency of the data in thisPhase 3 clinical trial, Omeros’ second OMS103HP Phase 3 trial remains on track and will begin in the first half of 2013.

“The data from this Phase 3 trial are compelling and demonstrate the benefits of preemptive and multimodal treatment during surgery,” stated William E. Garrett, Jr., M.D., Ph.D,professor of orthopaedic surgery and team physician at Duke University. “Early postoperative pain is predominantly inflammatory pain, and control of postoperative pain and inflammation is critical to functional recovery in arthroscopy patients. While OMS103HP demonstrated positive KOOS data in the Phase 2 trial, the absence of similar data in this trial does not detract from the drug’s therapeutic value in light of its reduction of inflammatory pain. Arthroscopy patients with significant early postoperative pain and inflammation generally face a slower and more difficult recovery.”

OMS103HP, added to standard irrigation solution used during arthroscopy, is Omeros’ proprietary PharmacoSurgery™ product designed to provide a multimodal approach to reduce pain and inflammation following arthroscopic surgery.Inhibiting inflammation and resultant postoperative pain is critical to the management of arthroscopy patients.Comprised of only anti-inflammatory active ingredients without any anesthetic agents, such as lidocaine or bupivacaine, and delivered directly to the joint in the arthroscopic irrigation solution, use of OMS103HP avoids the frequently reported damage to cartilage cells due to intraarticular delivery of local anesthetics as well as the detrimental effects of systemically delivered analgesics.

“These consistent results – better pain reduction together with less narcotic usage and less frequent incidence of postoperative inflammatory problems – underscore the strength of OMS103HP’s unique approach to improving arthroscopy outcomes,” stated Christopher C. Kaeding, M.D., professor of orthopedic surgery and head team physician at The Ohio State University. “Orthopedic surgeons understand the importance of preventing postoperative pain and inflammation, and there is increasing evidence that intraoperative joint inflammation is detrimental to the long-term health of the joint.Treatments currently available to us, however, are administered after the surgical insult. OMS103HP, delivered intraoperatively, provides an opportunity to inhibit inflammation and related surgical problems before they begin. OMS103HP could become a key component in the management of arthroscopy patients.”

Results from this first Phase 3 arthroscopic meniscectomy clinical trialare expected to be presented at an upcoming major orthopedic sports medicine meeting. Omeros also plans to publish the results in a leading peer-reviewed arthroscopy journal.

“We are pleased with the outcome of this trial,” said Gregory A. Demopulos, M.D., chairman and chief executive officer of Omeros. “While not meeting all endpoints, the consistently positive results on pain reduction and the series of related inflammatory measures mark a clear path to approval of OMS103HP. The arthroscopy market is large and these data, together with an early 2013 NDA submission for our ophthalmic surgery product OMS302, set the stage for potentially two near-term market launches.”

About Omeros’ OMS103HP Program

OMS103HP is Omeros’ PharmacoSurgery™ product candidate being developed for use during arthroscopic procedures, including partial meniscectomy surgery, and was designed to provide a multimodal approach to preemptively block the inflammatory cascade induced by arthroscopy. OMS103HP is a proprietary combination of anti-inflammatory/analgesic active pharmaceutical ingredients (APIs), each with well-known safety and pharmacologic profiles. Comprised of only anti-inflammatory active ingredients without any anesthetic agents, such as lidocaine or bupivacaine, and delivered directly to the joint in the arthroscopic irrigation solution,use of OMS103HP avoids the frequently reported damage to cartilage cells due tointraarticular delivery of local anesthetics as well as the detrimental effects of systemically delivered analgesics. Each of the APIs in OMS103HP are components of generic, FDA-approved drugs that have been marketed in the United States as over-the-counter or prescription drug products for over 15 years and have established and well-characterized safety profiles.

Control of postoperative inflammation and resultant pain is critical to functional recovery in arthroscopy patients. In Phase 2 and Phase 3 clinical trials that evaluated OMS103HP in patients undergoing partial meniscectomy surgery, OMS103HP provided clinically meaningful benefits related to postoperative pain and inflammation.

About Arthroscopy and Arthroscopic Meniscectomy Surgery

Arthroscopy is a minimally invasive surgical procedure in which a miniature camera lens is inserted into an anatomic joint, such as the knee, through a small incision in the skin. Through similar incisions, surgical instruments are also introduced and manipulated within the joint. Arthroscopic meniscectomy is used to treat a torn meniscus cartilage in the knee. Only the torn segment of the meniscus is removed. Postoperative recovery to normal function may take months and, in good part, is a function of postoperative pain and inflammation. In 2012, over fourmillion arthroscopic procedureswere performed in the United States and over eight million globally.

Conference Call and Webcast Today at 5:00 p.m. EST

Omeros management will host a conference call today, December 27, at 5:00 p.m. EST to discuss today’s news. To access the live call by telephone, please dial 800-510-9661 (United States and Canada) or 617-614-3452 (International). The passcode is 97319538. In addition, the live conference call will be webcast and can be accessed on the “Events” page of the Company’s website at http://www.omeros.com.

A replay of the webcast will be available on the Company’s website for one week. A telephone replay will also be available for one week starting at 7:00 p.m. EST today, which can be accessed by dialing 888-286-8010 (United States and Canada) or 617-801-6888 (International) and entering passcode 48248130.

About Omeros Corporation

Omeros is a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing products targeting inflammation, coagulopathies and disorders of the central nervous system. The Company’s most clinically advanced product candidates, OMS302 for lens replacement surgery and OMS103HP for arthroscopy, are derived from its proprietary PharmacoSurgery™ platform designed to improve clinical outcomes of patients undergoing a wide range of surgical and medical procedures. Omeros has five clinical development programs. Omeros may also have the near-term capability, through its GPCR program, to add a large number of new drug targets and their corresponding compounds to the market. Behind its clinical candidates and GPCR platform, Omeros is building a diverse pipeline of protein and small-molecule preclinical programs targeting inflammation, coagulopathies and central nervous system disorders.

Forward-Looking Statements

This press release contains forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, which are subject to the “safe harbor” created by those sections. These statements include, but are not limited to, Omeros’ expectations that it will begin enrolling the second OMS103HP Phase 3 clinical trial in the first half of 2013;the potential benefits of OMS103HP; that data from the first Phase 3 clinical trial will be presented at a meeting and published in a journal; the potential marketing approval and commercial launch timelines for OMS302 and OMS103HP; and that Omeros may have capability, through its GPCR program, to add a large number of new drug targets and their corresponding compounds to the market. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2012. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

Contact:

Jennifer Cook Williams

Cook Williams Communications, Inc.

Investor and Media Relations

360.668.3701

jennifer@cwcomm.org